                                     SCHEDULE 14A
                                    (RULE 14A-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

             Filed by the registrant   X
             Filed by a party other than the registrant   ___
             Check the appropriate box:
             ___   Preliminary proxy statement
              X    Definitive proxy statement
             ___   Definitive additional materials
             ___   Soliciting material pursuant to Rule 14a-11(c) or Rule
                   14a-12

                          AMERICAN LOCKER GROUP INCORPORATED
                   (Name of Registrant as Specified in its Charter)


          ----------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement

          Payment of filing fee (Check the appropriate box):
              X   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
                  or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
             ___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
             ___ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------

            (2) Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

          ----------------------------------------------------------------

            (4)   Proposed maximum aggregate value of transaction:

            (5)   Total Fee Paid:

             ___  Fee paid previously with preliminary materials.



          ____________________

          1 Set forth the amount on which the filing fee is calculated and state how it was determined.

             ___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)     Amount previously paid:

          ----------------------------------------------------------------

            (2)     Form, schedule or registration statement no.:

          ----------------------------------------------------------------

            (3)     Filing party:

          ----------------------------------------------------------------

            (4)     Date filed:

          ----------------------------------------------------------------

                                AMERICAN LOCKER GROUP
                                     INCORPORATED

                                15 WEST SECOND STREET
                           JAMESTOWN, NEW YORK  14702-1000


                                      __________

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                     MAY 21, 1996
                                      __________



          TO THE STOCKHOLDERS:

               The Annual Meeting of Stockholders will be held at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, PA 15222 on Tuesday, May 21, 1996, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

               1. To elect a Board of Directors consisting of seven persons to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

               2. To consider and act upon such other matters as may properly come before the meeting.

               The Board of Directors has fixed the close of business on March 25, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

               Whether or not you expect to attend the meeting in person, you are urged to sign, date and return the enclosed proxy promptly to the Company in the enclosed postage paid envelope.

                                   By Order of the Board of Directors

                                             Alexander N. Ditonto
                                                  Secretary


          Jamestown, New York
          April 5, 1996

                                AMERICAN LOCKER GROUP
                                     INCORPORATED

                                15 WEST SECOND STREET
                           JAMESTOWN, NEW YORK  14702-1000
                                      __________

                                   PROXY STATEMENT
                                      __________

                            ANNUAL MEETING OF STOCKHOLDERS
                                     MAY 21, 1996

               This Proxy Statement and the enclosed proxy, which are being mailed to stockholders commencing on or about April 5, 1996, are furnished in connection with the solicitation by the Board of Directors of American Locker Group Incorporated (referred to in this Proxy Statement as the "Company") of proxies for the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 21, 1996, at 10:00 a.m., Eastern Daylight Time, at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, PA 15222.

               Only holders of Common Stock of record at the close of business on March 25, 1996, will be entitled to notice of and to vote at the Annual Meeting. On that date there were outstanding 818,625 shares of Common Stock. Each share of the Company's outstanding Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

               If the enclosed Proxy is properly executed and returned, it may nevertheless be revoked at any time prior to its use by execution of a later dated proxy, by voting in person at the Annual Meeting or by written or verbal notice of such revocation to the Secretary of the Company at any time before such proxy is voted.

               A copy of the 1995 Annual Report of the Company is being mailed with this Proxy Statement.


          PROXY SOLICITATION AND EXPENSES OF SOLICITATION

               Proxies are being solicited on behalf of the Board of Directors of the Company and the expenses of soliciting proxies will be borne by the Company. Solicitation will be made primarily by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by mail, or by telephone or facsimile. The Company will not pay any compensation for the solicitation of proxies, but will reimburse banks, brokers and other custodians, nominees or fiduciaries for their reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies.


                                     INTRODUCTION


          PURPOSE OF THE ANNUAL MEETING

               The purpose of the Annual Meeting is to elect seven directors to serve for a term of one year and until their successors are duly elected and qualified.


                                ELECTION OF DIRECTORS

               Seven persons, constituting the entire Board of Directors of the Company, are to be elected at the 1996 Annual Meeting of Stockholders to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. It is intended that the accompanying proxy will be voted for the election of the seven nominees on the following pages, five of whom are now directors. Alan H. Finegold, Thomas Lynch IV, Harold J. Ruttenberg, Thomas P. Johnson and James E. Ruttenberg were elected by the stockholders of the Company at the 1995 Annual Meeting of Stockholders. The two additional nominees are Roy J. Glosser, currently Vice President-Operations, and Edward F. Ruttenberg.

               All nominees have indicated that they are willing and able to serve as directors if elected. If any nominees should be unable or unwilling to serve, the proxies will be voted for the election of such person as shall be designated by the Board of Directors to replace such nominee.

               The Company is organized under the laws of the State of Delaware. The General Corporation Law of the State of Delaware requires that directors be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors. Accordingly, an abstention from voting will have the effect of a vote against a proposal to elect directors and broker non-votes will have no effect on the outcome of such proposal. The stockholders of the Company are not entitled to vote cumulatively in the election of directors.


                       INFORMATION AS TO NOMINEES FOR DIRECTORS

               The following sets forth certain information concerning the nominees for election as directors, including the number of shares of Common Stock of the Company beneficially owned directly or indirectly, by each on March 25, 1996. Also included are the names of other companies filing reports pursuant to the Securities Exchange Act of 1934, as amended, for which the nominees serve as directors or trustees. There are no family relationships between any nominees or principal officers of the Company except, between Harold J. Ruttenberg, a nominee for director, Chairman, Chief Executive Office and Treasurer, and his sons, Edward F. Ruttenberg, and James E. Ruttenberg, each a nominee for director, and between Alex N. Ditonto, President Chief Operating Officer and Secretary, and his son, Michael A. Ditonto, Vice President - Business Development, and his son-in-law, Roy J. Glosser, Vice President - Operations and a nominee for director.


          ALAN H. FINEGOLD

               Mr. Finegold, 53, a director since 1994, and a member of the Executive Committee and the Audit Committee, has served as a partner of Kirkpatrick & Lockhart LLP, a Pittsburgh law firm, for more than five years.


          THOMAS LYNCH, IV

               Mr. Lynch, 52, a director since 1994, and a member of the Executive Compensation Committee, has served as a First Vice President of Janney, Montgomery and Scott, a brokerage firm, for five years.


          ROY J. GLOSSER

               Roy J. Glosser, 35, has, since 1995, been Vice President Operations of the Company. He has been employed by the Company since 1992. Prior to that, he was product manager of Acu-Rite Inc., an electronics/manufacturing firm. It is expected that Mr. Glosser will be appointed President and Chief Operating Officer of the Company with such appointment to become effective on May 21, 1996 immediately following the Annual Meeting.


          THOMAS P. JOHNSON

               Mr. Johnson, 81, a director since 1973, and Chairman of the Executive Compensation Committee and member of the Audit Committee of the Board of Directors, has served as counsel to Kirkpatrick & Lockhart LLP, a Pittsburgh law firm, for more than five years.

          EDWARD F. RUTTENBERG

               Mr. Edward F. Ruttenberg, 49, has, for more than five years, been President and a director of Rollform of Jamestown, Inc., a rollforming company. It is anticipated that Mr. Edward Ruttenberg will be appointed Vice Chairman of the Board (assuming his election at the Annual Meeting) effective May 21, 1996, immediately following the Annual Meeting.


          HAROLD J. RUTTENBERG

               Mr. Harold J. Ruttenberg, 81, a director since 1973, has been Chairman, Chief Executive Officer and Treasurer for more than five years, and is Chairman of the Executive Committee of the Board of Directors. Mr. Ruttenberg also serves as Chairman of the Board and Treasurer of Rollform of Jamestown, Inc.


          JAMES E. RUTTENBERG

               Mr. James E. Ruttenberg, 54, a director since 1994 and a member of the Executive Compensation Committee of the Board of Directors, has served as Executive Vice President of Claremont Billing Systems, Inc., a data processing/telephone billing firm, for more than five years.


          STOCK OWNERSHIP OF NOMINEES AND EXECUTIVE OFFICERS

               As of March 25, 1996, the nominees for director and the persons named in the section of this Proxy Statement entitled "Compensation and Other Transactions with Management and Others" owned the following shares of Common Stock of the Company:

          NAME AND ADDRESS OF                SHARES                 PERCENT
          BENEFICIAL OWNER                   BENEFICIALLY OWNED    OF CLASS
          -----------------------------------------------------------------
          Alan H. Finegold                     1,000                 *
          1500 Oliver Building
          Pittsburgh, Pa 15222

          Thomas Lynch, IV                         0                 *
          201 Lexington Avenue
          Pittsburgh, PA  15215

          Harold J. Ruttenberg               189,082(1)             22.8%
          300 South Craig Street
          Second Floor
          Pittsburgh, PA  15213

          Thomas P. Johnson                  152,085(2)             18.6%
          1500 Oliver Building
          Pittsburgh, PA  15222

          Alexander N. Ditonto                25,700                 3.1%
          15 West Second Street
          Jamestown, NY  14701

          James E. Ruttenberg                  6,814(3)               *
          254 South Main St.
          New York, NY  10956

          Edward F. Ruttenberg                 4,250(4)               *
          5864 Aylesboro Avenue
          Pittsburgh, PA  15217

          Roy J. Glosser                         300(5)               *
          15 West Second Street
          Jamestown, NY 14701
          ____________

          (*)  Less than 1%

          (1) Includes 12,000 shares which Mr. H. J. Ruttenberg has the right to acquire under stock options. Also includes 54,000 shares held by Mr. H. J. Ruttenberg's wife with respect to which Mr. H. J. Ruttenberg disclaims beneficial ownership and 2,583 shares held by Rollform of Jamestown, Inc. in which Mr. H. J. Ruttenberg owns a 66% interest. Mr. H. J. Ruttenberg disclaims beneficial ownership of any shares of the Company owned by Rollform of Jamestown, Inc.

          (2) Includes 300 shares owned by Mr. Johnson's wife with respect to which Mr. Johnson disclaims beneficial ownership.

          (3) Includes 2,020 shares owned by Julie R. Ruttenberg, daughter, as to which shares Mr. J. E. Ruttenberg disclaims beneficial ownership.

          (4) Includes 2,750 shares held by Edward F. Ruttenberg, 500 shares held jointly by Edward F. Ruttenberg and Sara Ruttenberg. Also included are 1,000 shares owned by their son, as to which shares Edward F. Ruttenberg disclaims beneficial ownership.

          (5) Includes 200 shares owned by Mr. Glosser's wife with respect to which Mr. Glosser disclaims beneficial ownership.

               All directors and executive officers of the Company as a group (eight persons) and persons who may be deemed to be part of the group with a director owned beneficially 377,511 shares of Company Common Stock, or approximately 45.4% of the shares outstanding, on March 25, 1996. For purposes of the foregoing sentence, shares subject to stock options held by such persons (12,000 shares) are included in the number of shares held and the total number of shares outstanding.


                        INFORMATION WITH RESPECT TO COMMITTEES
                            AND COMPENSATION OF DIRECTORS

               During 1995, the Board of Directors met one time (plus three actions by unanimous written consent), the Audit Committee met once, and the Executive Compensation and the Executive Committee each took one action by unanimous written consent. The functions of the Audit Committee consist primarily of reviewing the scope and results of the audit of the Company's financial statement and the findings and recommendations of the Company's independent accountants with respect to the system of internal controls and recommending to the Board of Directors the selection of the independent accountants for the Company for the next year. The functions of the Executive Compensation Committee consist of determining compensation to be paid to executive officers of the Company and administering all stock option plans of the Company, including making decisions relative to the grant of options. The function of the Executive Committee is to exercise the powers of the Board of Directors in the management of the affairs of the Company between the meetings of the Board of Directors. The Company does not have a nominating committee.

               Each director who is not a salaried employee of the Company is paid an annual fee of $2,500 and a fee of $200 for each meeting of the Board of Directors or of a Committee of the Board which he attends. Only one fee is payable if the Board and a Committee meet on the same day.

               All directors attended more than 75% of the aggregate total number of meetings held in 1995 by the Board of Directors and the Committees of the Board of Directors on which they serve.


                         COMPENSATION AND OTHER TRANSACTIONS
                              WITH MANAGEMENT AND OTHERS

               The following information is given for 1995, 1994 and 1993 with respect to the compensation which was paid or accrued for services in such years, or which was paid in such years for services in prior years but not included in the remuneration table in prior years' proxy statements, for each of the three highest paid executive officers of the Company whose aggregate compensation from the Company and its subsidiaries exceeded $100,000:




                               SUMMARY COMPENSATION TABLE
                                       ANNUAL COMPENSATION        ALL OTHER
             NAME AND PRINCIPAL                                  COMPENSATION
                                   Year   Salary      Bonus
                  POSITION

            Harold J. Ruttenberg   1993    $132,000   $12,000        $0
            Chairman, Chief        1994     150,000    25,000         0
            Executive Officer and  1995     150,000    72,500         0
            Treasurer

            Alexander N. Ditonto   1993    $133,000   $ 9,000         $0
            President, Chief       1994     133,000    40,000          0
            Operating Officer and  1995     133,000    67,500          0
            Secretary

            Roy J. Glosser         1995    $ 75,796   $25,000         $0
            Vice President -
            Operations


          OTHER BENEFIT PLANS

               In December 1985, the Board of Directors adopted a plan of incentive awards to be made to executive officers of the Company in the discretion of the Executive Compensation Committee based upon individual performance. No such awards were made with respect to the year ended December 31, 1995.

          STOCK OPTIONS

               In May 1988 the stockholders of the Company approved the American Locker Group Incorporated 1988 Stock Incentive Plan (the "Plan"). Grants under the Plan are to be granted to certain officers and directors of the Company by the Executive
          Compensation Committee of the Board of Directors (the
          "Committee") in its discretion.

               The Plan provides for the grant of rights to receive cash and/or Company Common Stock, including options intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended, and options not intended so to qualify. A maximum of 100,000 shares of Company Common Stock could be paid to participants under the Plan, and/or purchases pursuant to stock options granted under the Plan, subject to antidilution and other adjustments in certain events specified in the Plan.

               The Plan provides that the exercise price of stock options must be no less than the fair market value on the date of grant of the shares of Company Common Stock subject thereto and no stock option granted under the Plan may be exercisable more than ten years after its grant. In the case of a holder of 10% or more of the Company Common Stock, options intended to be incentive stock options must have an exercise price of at least 110% of the fair market value of the underlying shares of Company Common Stock on the date of grant and such options must expire within five years of the date of grant. Upon exercise of a stock option, the option price is required to be paid in cash, or at the discretion of the Committee, in shares of Company Common Stock, valued at the fair market value thereof on the date of payment, or in a combination of cash and shares of Company Common Stock.

               The Plan authorizes the Committee, in the event of any tender offer or exchange offer (other than an offer by the Company) for shares of Company Common Stock, to take such action as it may deem appropriate to enable the recipients of outstanding awards to avail themselves of the benefits of such offer, including acceleration of payment or exercise dates and purchase outstanding stock options.

               The Board of Directors is empowered to amend or terminate the Plan at any time, provided, however, that no such action would be permitted to adversely affect any rights or obligations with respect to any awards theretofore made under the Plan, and provided further, that no such amendment, without approval of the holders of a majority of the shares of Company Common Stock voted thereon in person or by proxy, shall increase the number of shares of Company Common Stock subject to the Plan, extend the period during which awards may be granted, increase the maximum term for which stock options may be issued under the Plan, decrease the minimum price at which stock options may be issued under the Plan, or materially modify the requirements for eligibility to participate in the Plan.

               No options were granted under the Plan in 1995 and no options were exercised in 1995.

               The following table sets forth information with respect to the persons named in the Executive Compensation Table concerning the exercise of options during the last fiscal year and unexercised options held as of December 31, 1995. No shares were acquired on exercise of options by such persons during the year ended December 31, 1995.


                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                             AND FY-END OPTION/SAR VALUES


                        Shares
                         Ac-                                Value of
                        quired                            Unexercised
                          on     Value     Number of      in-the-Money
                        Exer-    Real-    Unexercised     Options/SARs
                         cise    ized    Options/SARs        at FY-
               Name      (#)      ($)    at FY-End(#)      End($)(1)
                                         Exer-    Un-    Exer-     Un-
                                          cis-   exer-    cis-    exer-
                                          able   cis-     able    cis-
                                                 able             able

            Harold J.    -0-      -0-    12,000   -0-   $94,500    -0-
            Ruttenberg

            Alexander    -0-      -0-     -0-     -0-     -0-      -0-
            N. Ditonto

            Roy J.       -0-      -0-     -0-     -0-     -0-      -0-
            Glosser

          (1) Calculated on the basis of the fair market value of the underlying securities at December 31, 1995 ($10.75) minus the exercise price.


          ESTIMATED RETIREMENT BENEFITS

               The Company's pension plan for salaried employees provides for an annual pension upon normal retirement computed under a career average formula, presently equal to 2% of an employee's eligible lifetime earnings, which includes salaries, commissions and bonuses. The following table sets forth the approximate annual benefits payable on normal retirement pursuant to the provisions of the pension plan for salaried employees to persons in specified lifetime average annual earnings categories and years-of-service classifications.

                                   Annual pension benefits for years of
          Lifetime average                  credited service shown(1)
          annual earnings     10 years          20 years          30 years
          ---------------     --------          --------          --------

              50,000           10,000            20,000            30,000
              75,000           15,000            30,000            45,000
             100,000           20,000            40,000            60,000
             125,000           25,000            50,000            75,000
             150,000           30,000            60,000            90,000

          _____________

          (1) Pension benefit amounts listed in the table are not subject to deduction for Social Security benefits.

               As of April 1, 1992, Harold J. Ruttenberg and Alexander N. Ditonto elected to receive a lump sum distribution from a prior terminated salaried pension plan and are participants in the new salaried pension plan described above. Alexander N. Ditonto is credited with seven years service under such plan, Roy J. Glosser is credited with four years service, and Mr. Harold J. Ruttenberg is required to withdraw a lump sum distribution yearly.


          EMPLOYMENT CONTRACTS

               Mr. A. N. Ditonto has advised the Board that he will retire as President, Chief Operating Officer and Secretary of the Company effective May 21, 1996. It is expected that the Company will enter into an employment agreement with Roy J. Glosser, effective May 21, 1996, pursuant to which Mr. Glosser will become President and Chief Operating Officer of the Company. The Glosser Agreement is expected to provide, among other things
          (i) that the term of employment shall expire on June 30, 1999,
          (ii) that the base compensation shall be $8,334 per month, plus any increase in base salary and any incentive compensation as determined by the Board of Directors of the Company, and
          (iii) that in the event of the sale of the Company, Mr. Glosser shall be entitled to an incentive bonus equal to one year's base salary in effect at the date of the sale.

               It is expected that the Glosser Agreement will define "sale of the Company" as any merger or sale of substantially all assets of the Company or the sale or exchange to or with one entity or group acting in concert of more than a majority of the outstanding shares of the Company entitled to vote upon the election of directors.

               The Glosser Agreement is also expected to provide that in the event of permanent disability, the Company shall pay the employee 100% of his base salary at the rate then in effect for a period of eight months from the date of disability and at the rate of 60% thereafter for the balance of the term of the agreement. The Glosser Agreement is also expected to provide that such payments shall be reduced by any payments to which Mr. Glosser is entitled under any disability plan then maintained by the Company and by any payments to which Mr. Glosser is entitled under the Federal Social Security disability program.

               As noted above, Mr. A. N. Ditonto has advised the Board that he will retire as President, Chief Operating Officer and Secretary of the Company effective May 21, 1996. Mr. A. N. Ditonto and the Company are parties to an employment agreement which runs through December 31, 1998 which provides for base compensation of $133,000 per year and provides for an incentive bonus equal to one year's base salary upon sale of the Company, such term being defined in the same fashion as in the Glosser Agreement. The Ditonto Agreement also contains a disability provision similar to that in the Glosser Agreement. Mr. A. N. Ditonto and the Company are expected to execute a formal termination of the Ditonto Agreement as of May 21, 1996.

          OTHER TRANSACTIONS

               Mr. Alan H. Finegold and Mr. Thomas P. Johnson, directors of the Company, are respectively a partner in and counsel to the law firm of Kirkpatrick & Lockhart LLP which has provided legal services to the Company and its subsidiaries since May 1973 and will continue to provide such services in the future.

               Mr. Thomas Lynch, IV, a director of the Company, is First Vice President of Janney, Montgomery and Scott, a brokerage firm which makes a market in the Common Stock of the Company.

               One of the Company's subsidiaries entered into a Manufacturing Agreement with Signore, Inc., to furnish fabricating, assembly and shipping services. The Agreement became effective on January 1, 1989 for a term which has been extended through April 30, 2000. The Agreement provides that the cost to the Company for these services be equal to Signore's cost divided by 80%. Pursuant to the Manufacturing Agreement, the Company purchased $3,470,582 and $2,793,880 of material from Signore, Inc. during 1995 and 1994, respectively, at prices that the Company believes are at arm's length. Alexander N. Ditonto, President, Secretary and a Director of the Company, serves as a

          Director and President of Signore, Inc. Michael A. Ditonto, Vice President Business Development of the Company serves as Vice President and Director of Signore, Inc.


                            SECURITY OWNERSHIP OF CERTAIN
                           BENEFICIAL OWNERS AND MANAGEMENT

               To the knowledge of the management of the Company, only the following persons or groups owned of record or beneficially 5% or more of the outstanding Common Stock of the Company as of March 25, 1996:

          Name and Address of           Shares               Percent
           Beneficial Owner        Beneficially Owned       of Class
          -------------------      ------------------       ---------

          Harold J. Ruttenberg     189,082(1)                22.8%
          300 South Craig Street
          Pittsburgh, PA  15213

          Thomas P. Johnson        152,085(2)                18.6%
          1500 Oliver Building
          Pittsburgh, PA  15222

          __________

          (1) Includes 12,000 shares which Mr. H. J. Ruttenberg has the right to acquire under stock options. Also includes 54,000 shares held by Mr. H. J. Ruttenberg's wife, and 2,583 shares held by Rollform of Jamestown, Inc. with respect to which Mr. H. J. Ruttenberg disclaims beneficial ownership.

          (2) Includes 300 shares owned by Mr. Johnson's wife. Mr. Johnson disclaims ownership of such shares.


          FILING REQUIREMENTS

               In one instance, one director of the Company has failed to file on a timely basis a stock ownership disclosure form with the Securities and Exchange Commission. In March 1995, Mr. James E. Ruttenberg filed a disclosure report regarding Company Common Stock received as gift by his daughters in December 1994.


                                 INDEPENDENT AUDITORS

               The Board of Directors of the Company has appointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1995 and to report on such audit to the stockholders of the Company. The firm of Ernst & Young LLP has audited the Company's books annually since 1964. The Company has been advised that the representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders and they will have an opportunity to make a statement, if they desire to do so and they will be available to respond to appropriate questions.


                                    OTHER MATTERS


               The management of the Company knows of no other matters which are to be brought before the Annual Meeting other than those matters set forth in this Proxy Statement. However, if any other matters come before the meeting, the holders of the proxies will vote on such matters in accordance with their best judgment.


                                STOCKHOLDER PROPOSALS

               Any stockholder who intends to submit a proposal for action at the 1997 Annual Meeting of Stockholders must provide notice to the Company which must be received by the Secretary of the Company before December 9, 1996 in order for the proposal to be included in management's proxy statement and form of proxy relating to the 1997 Annual Meeting of Stockholders.

                                        By Order of the Board of Directors

                                             Alexander N. Ditonto
                                                  Secretary

          April 5, 1996




















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